UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2012

NORTHERN STATES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

000-19300
(Commission File Number)

Delaware	36-3449727
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois  60085
(Address of Principal Executive Offices)

(847) 244-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Northern States Financial Corporation (the “Company”) was held on May 17, 2012. There were 4,277,755 shares of common stock entitled to be voted, and 3,722,285 shares present in person or by proxy, at the Annual Meeting.

Three items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1.           Election of Directors.

Stockholders elected all of the Company’s nominees for Director for one-year terms expiring on the date of the Annual Meeting in 2013.

	Votes For	Votes Withheld	Broker Non-Votes

Theodore A. Bertrand	2,867,252	32,601	822,432
Jack H. Blumberg	2,845,533	54,320	822,432
Frank J. Furlan	2,845,684	54,169	822,432
James A. Hollensteiner	2,846,200	53,653	822,432
Allan J. Jacobs	2,849,929	49,924	822,432
Barbara J. Martin	2,862,634	37,219	822,432
Raymond M. Mota	2,863,141	36,712	822,432
Charles W. Smith	2,862,990	36,863	822,432
Scott Yelvington	2,863,703	36,150	822,432

2.           An advisory (non-binding) vote to approve the 2011 named executive officer compensation.

Stockholders approved the advisory (non-binding) vote to approve the 2011 named executive officer compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,761,928	88,556	49,369	822,432

3.           Ratification of the appointment of Plante & Moran, PLLC as independent auditors of the Company for the year ending December 31, 2012.

Stockholders ratified the appointment of Plante & Moran, PLLC as independent auditors of the Company for the year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,689,915	16,821	15,549	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION
Date: May 18, 2012	By: /s/Steven Neudecker Steven Neudecker Vice President and Chief Financial Officer